TRIMAS REPORTS FIRST QUARTER 2026 RESULTS
Company Provides 2026 Full-Year Earnings Outlook
•First quarter sales growth increased 10.4% compared to prior year, including organic growth of 7.3%
•First quarter operating profit totaled $6.9 million, with adjusted operating profit of $12.7 million, up 32.2%
•Repurchased nearly 1.5 million of outstanding shares during first quarter
•Completed the divestiture of TriMas Aerospace in March, generating $1.2 billion in net proceeds
BLOOMFIELD HILLS, Michigan, April 30, 2026 - TriMas (NASDAQ: TRS) today announced financial results for the first quarter ended March 31, 2026.
TriMas reported first quarter 2026 net sales of $168.3 million, a 10.4% increase compared to $152.5 million in first quarter 2025, driven by organic growth in both Packaging and Specialty Products, as well as the benefit of favorable foreign currency exchange. The Company reported operating profit of $6.9 million in first quarter 2026, compared to $7.2 million in first quarter 2025. Adjusting for Special Items(1), first quarter 2026 adjusted operating profit was $12.7 million, a 32.2% increase compared to $9.6 million in the prior year period, driven by stronger sales and the successful execution of cost-out and operational improvement initiatives.
The Company reported a first quarter 2026 loss from continuing operations of $51.8 million, or $1.38 per diluted share, compared to income from continuing operations of $1.9 million, or $0.05 per diluted share, in first quarter 2025. The decline was primarily attributable to a $53.9 million non-cash tax impact related to the divestiture of TriMas Aerospace. Adjusting for Special Items(1) including this tax item, first quarter 2026 adjusted income(2) from continuing operations was $9.0 million, representing an increase of 50.8% compared to $5.9 million in the prior year period. First quarter 2026 adjusted diluted earnings per share(2) from continuing operations was $0.24, an increase of 60.0% compared to $0.15 in first quarter 2025.
“We delivered first quarter results consistent with our expectations, while successfully completing the divestiture of TriMas Aerospace in March, an important milestone in the continued transformation of TriMas,” said Thomas Snyder, TriMas President and Chief Executive Officer. “We entered 2026 with a clear focus on strengthening our core businesses, and the decisive cost actions implemented in January are expected to support improved operating leverage as we move through the year. With a more focused portfolio, enhanced financial flexibility and disciplined execution across the organization, we believe TriMas is well positioned to deliver improved performance and drive sustainable long‑term value for our stakeholders.”
Financial Position
During the first quarter of 2026, the Company repurchased 1,487,057 shares of its outstanding common stock for $54.5 million, contributing to a 3.4% net reduction in shares outstanding compared to December 31, 2025. As of March 31, 2026, $95.5 million remained available under the repurchase authorization, with approximately 36.3 million shares outstanding. In addition, TriMas declared and paid a quarterly cash dividend of $0.04 per share.
The Company reported net cash used in operating activities of continuing operations of $19.1 million for first quarter 2026, compared to net cash provided by operating activities of continuing operations of $7.0 million in first quarter 2025. As a result, the Company reported a Free Cash Flow(3) use of $16.1 million for first quarter 2026, compared to Free Cash Flow(3) of $0.9 million in first quarter 2025, driven by higher levels of investment to position the business for future growth. Please see Appendix I for further details.
TriMas ended first quarter 2026 with $1,309.6 million of cash on hand, $1,499.7 million of cash and available borrowing capacity under its revolving credit facility, and a net leverage ratio of 1.8x as defined in the Company's credit agreement. As of March 31, 2026, the Company reported total debt of $396.6 million and Net Debt(4) of $(913.0) million, reflecting cash on hand that significantly exceeded the Company's debt position following the divestiture of TriMas Aerospace, which generated approximately $1.2 billion in net after‑tax proceeds. The Company utilized a portion of the proceeds to repurchase outstanding shares and to repay revolver borrowings related to fourth quarter 2025 share repurchase activity. The remaining proceeds are currently invested in interest‑bearing investments pending further redeployment.

First Quarter Segment Results
The TriMas Packaging group reported first quarter net sales of $139.2 million, an increase of 9.1% compared to first quarter 2025. Sales growth was primarily driven by higher demand for products serving the beauty and personal care, and life science end markets, as well as the benefit of favorable foreign currency exchange. This growth was partially offset by lower sales for products used in industrial closure applications. First quarter operating profit was relatively consistent with the prior year period. Operating profit margins improved sequentially compared to the fourth quarter of 2025, reflecting higher sales levels and the impact of cost‑reduction and operational improvement initiatives. On a year‑over‑year basis, margins declined, primarily due to a less favorable product sales mix.
TriMas' Specialty Products group reported first quarter net sales of $29.1 million, an increase of 17.0% compared to first quarter 2025, as strong year-over-year sales growth at Norris Cylinder more than offset the impact of lost sales related to the divestiture of Arrow Engine in January 2025. First quarter operating profit and margins increased compared to the prior year period, with operating margins expanding 940 basis points year-over-year, primarily reflecting the benefit of prior restructuring actions and operating leverage on higher sales volumes at Norris Cylinder.
Discontinued Operations
The divestiture of TriMas Aerospace was completed on March 16, 2026, with the sale of the business to PennAero, a portfolio company of Tinicum L.P. and funds managed by Blackstone, Inc., for approximately $1.5 billion in cash. Net after‑tax proceeds from the transaction totaled approximately $1.2 billion in cash. Following the closing, the Company repaid outstanding borrowings under its revolving credit facility related to share repurchase activity during the fourth quarter of 2025, and utilized a portion of the proceeds toward additional share repurchases. The remaining proceeds were invested in liquid, interest‑bearing accounts. The Company intends to maintain these investments until the proceeds are deployed for organic growth initiatives, strategic acquisition opportunities or additional share repurchases.
The results of operations for TriMas Aerospace, which were previously reported within the Aerospace segment, along with one-time transaction-related costs, have been classified as discontinued operations for all periods presented.
Realignment and Cost-Out Initiatives
TriMas continues to advance its realignment and cost‑out initiatives, which are simplifying the organization and improving operating efficiency. As previously announced, actions taken in January 2026 are expected to generate more than $10 million of savings in 2026 and approximately $15 million on an annualized basis. Building on this progress, in March 2026, the Company announced plans to consolidate its Atkins, Arkansas, packaging facility into other locations by mid‑year 2026, an action expected to deliver an additional $0.5 million of savings in 2026 and approximately $1 million in annual cost savings.
2026 Outlook
The Company is reaffirming the full year 2026 sales and margin outlook previously provided on February 26, 2026. For 2026, the Company continues to expect sales growth of 3% to 6% year-over-year across its combined Packaging and Specialty Products businesses and more than 300 basis points of adjusted operating profit margin improvement, driven by cost reductions and realignment initiatives. In addition, the Company is providing full year 2026 adjusted diluted earnings per share(2) from continuing operations guidance, which is expected to be in the range of $1.50 to $1.70, representing an approximate 191% increase at the midpoint compared to $0.55 in 2025. This outlook assumes approximately $9 million of interest income per each remaining quarter and assumes no significant change in interest rates or the redeployment of the cash proceeds for the remainder of the year.
“With the divestiture of TriMas Aerospace now complete, TriMas is operating as a more focused and agile company,” said Snyder. “This portfolio simplification allows us to concentrate on our Packaging and Specialty Products businesses, where we see opportunities for continued growth, operational improvement and margin expansion. Our realignment and cost‑out initiatives are strengthening our operating foundation, and as we progress through 2026, we expect these actions to drive meaningful year‑over‑year EPS growth."
“We are also actively monitoring global conditions and working with our customers, suppliers and operating teams to mitigate potential impacts related to the conflict in the Middle East, including potential supply chain constraints and cost volatility. In parallel, the successful completion of the Aerospace transaction has enhanced our financial flexibility, enabling disciplined capital deployment to support organic growth investments, pursue strategically aligned acquisitions in packaging and life sciences, and return capital to shareholders through share repurchases.”
The above outlook includes the impact of all announced acquisitions and divestitures as of April 30, 2026. The outlook provided assumes no significant impact related to input costs or end market demand associated with global conflicts or geopolitical actions. All of the above amounts considered as 2026 guidance are after adjusting for any current or future amounts that may be considered Special Items. The inability to predict the amount and timing of the impacts of these Special Items makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable.(1)
Conference Call Information
TriMas will host its first quarter 2026 earnings conference call today, Thursday, April 30, 2026, at 10 a.m. ET. To participate via phone, please dial (877) 407-0890 (U.S. and Canada) or +1 (201) 389-0918 (outside the U.S. and Canada), and ask to be connected to the TriMas first quarter 2026 earnings conference call. The conference call will also be simultaneously webcast via the TriMas website at www.trimas.com, under the "Investors" section, with an accompanying slide presentation. A replay of the conference call will be available on the TriMas website or by dialing (877) 660-6853 (U.S. and Canada) or +1 (201) 612-7415 (outside the U.S. and Canada) with a meeting ID of 13759871, beginning April 30, 2026, at 3:00 p.m. ET through May 14, 2026, at 3:00 p.m. ET.
Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to TriMas’ business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: general economic and currency conditions; competitive factors; market demand; our ability to realize our business strategies; government and regulatory actions, including, without limitation, the impact of current and future tariffs and reciprocal tariffs, quotas and surcharges, as well as climate change legislation and other environmental regulations; our ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; our ability to recognize the benefits of and effectively deploy the net proceeds from the sale of TriMas Aerospace; pressures on our supply chain, including availability of raw materials and inflationary pressures on raw material and energy costs, and customers; the performance of our subcontractors and suppliers; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; risks associated with a concentrated customer base; information technology and other cyber-related risks; risks related to our international operations; changes to fiscal and tax policies; intellectual property factors; uncertainties associated with our ability to meet customers’ and suppliers’ sustainability and environmental, social and governance ("ESG") goals and achieve our sustainability and ESG goals in alignment with our own announced targets; litigation; contingent liabilities relating to acquisition and disposition activities; interest rate volatility; our leverage; liabilities imposed by our debt instruments; labor disputes and shortages; the disruption of operations from catastrophic or extraordinary events, including, but not limited to, natural disasters, geopolitical conflicts and public health crises; the amount and timing of future dividends and/or share repurchases, which remain subject to Board approval and depend on market and other conditions; our future prospects; and other risks that are detailed in the Annual Report on Form 10-K for the year ended December 31, 2025. The risks described are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
In this release, certain non-GAAP financial measures are used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in Appendix I at the end of this release. Management believes that presenting these non-GAAP financial measures provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods and to the Company’s peers. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are provided only for the expected impact of amortization of acquisition-related intangible assets for completed acquisitions, as the Company is unable to provide estimates of future Special Items(1) or amortization from future acquisitions without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Additional information is available at www.trimas.com under the “Investors” section.
(1) Appendix I details certain costs, expenses and other amounts or charges, collectively described as "Special Items," that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business.
(2) The Company defines adjusted net income (and on a per diluted share basis, adjusted diluted earnings per share) as net income (per GAAP), plus or minus the after-tax impact of Special Items(1), plus the after-tax impacts of non-cash acquisition-related intangible asset amortization and non-cash compensation expense. While the acquisition-related intangible assets aid in the Company’s revenue generation, the Company adjusts for the non-cash amortization expense and non-cash compensation expense because the Company believes it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of financial results over multiple periods, and (iii) provides more relevant comparisons of financial results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions.
(3)    The Company defines Free Cash Flow as Net Cash Provided by/Used for Operating Activities, excluding the cash impact of Special Items, less Capital Expenditures. Please see Appendix I for additional details.
(4) The Company defines Net Debt as Total Debt less Cash and Cash Equivalents. Please see Appendix I for additional details.
About TriMas
TriMas designs, manufactures and supplies a broad range of innovative and high‑quality products for the consumer packaging, life sciences and industrial markets through its TriMas Packaging and Specialty Products groups. With approximately 2,500 employees in 12 countries, TriMas is committed to empowering customer success through deep partnerships, strong technical expertise, focused innovation, and exceptional quality and service. Guided by a culture of continuous improvement and operational excellence, TriMas invests in its people and capabilities to deliver long‑term value for all stakeholders. Headquartered in Bloomfield Hills, Michigan, TriMas is publicly traded on NASDAQ under the ticker symbol “TRS.” For more information, please visit www.trimas.com.
Contact
Sherry Lauderback
VP, Investor Relations, Communications & Sustainability
(248) 631-5506
sherry.lauderback@trimas.com

TriMas Corporation
Condensed Consolidated Balance Sheet
(Dollars in thousands)

	March 31, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,309,610	$30,020
Receivables, net	128,610	111,270
Inventories	117,270	108,720
Prepaid expenses and other current assets	34,450	36,380
Current assets, discontinued operations	—	176,280
Total current assets	1,589,940	462,670
Property and equipment, net	243,540	247,510
Operating lease right-of-use assets	38,580	31,800
Goodwill	297,890	300,280
Other intangibles, net	74,520	76,550
Deferred income taxes	7,350	53,670
Other assets	45,310	45,430
Non-current assets, discontinued operations	—	267,170
Total assets	$2,297,130	$1,485,080
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$267,170	$72,280
Accrued liabilities	53,160	59,640
Lease liabilities, current portion	7,190	4,100
Current liabilities, discontinued operations	—	47,650
Total current liabilities	327,520	183,670
Long-term debt, net	396,620	469,170
Lease liabilities	35,470	31,810
Deferred income taxes	26,220	17,710
Other long-term liabilities	61,490	65,840
Non-current liabilities, discontinued operations	—	11,290
Total liabilities	847,320	779,490
Total shareholders' equity	1,449,810	705,590
Total liabilities and shareholders' equity	$2,297,130	$1,485,080

TriMas Corporation
Consolidated Statement of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended March 31,
	2026	2025
Net sales	$168,280	$152,460
Cost of sales	(131,410)	(119,630)
Gross profit	36,870	32,830
Selling, general and administrative expenses	(29,990)	(30,970)
Net gain on dispositions of assets	10	5,290
Operating profit	6,890	7,150
Other expense, net:
Interest expense	(5,240)	(4,520)
Other income (expense), net	890	(40)
Other expense, net	(4,350)	(4,560)
Income before income tax expense	2,540	2,590
Income tax expense	(54,300)	(650)
Income (loss) from continuing operations	(51,760)	1,940
Income from discontinued operations, net of tax	852,590	10,480
Net income	$800,830	$12,420
Basic earnings (loss) per share:
Continuing operations	$(1.38)	$0.05
Discontinued operations	22.78	0.26
Net income per share	$21.40	$0.31
Weighted average common shares—basic	37,426,123	40,605,288
Diluted earnings (loss) per share:
Continuing operations	$(1.38)	$0.05
Discontinued operations	22.78	0.25
Net income per share	$21.40	$0.30
Weighted average common shares—diluted	37,426,123	40,969,299

TriMas Corporation
Consolidated Statement of Cash Flow
(Unaudited - dollars in thousands)

	Three months ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Income (loss) from continuing operations	$(51,760)	$1,940
Income from discontinued operations	852,590	10,480
Net income	800,830	12,420
Adjustments to reconcile net income to net cash provided by (used for) operating activities, net of acquisition impact:
Net gain on dispositions of assets	(1,040,010)	(5,290)
Depreciation	10,390	9,640
Amortization of intangible assets	4,130	4,190
Amortization of debt issue costs	240	240
Deferred income taxes	53,770	1,970
Non-cash compensation expense	3,070	2,990
Provision for losses on accounts receivable	(70)	(780)
Increase in receivables	(23,020)	(14,670)
Increase in inventories	(16,560)	(4,610)
Decrease in prepaid expenses and other assets	4,590	3,890
Increase in accounts payable and accrued liabilities	182,800	1,060
Other operating activities	460	(1,860)
Net cash provided by (used for) operating activities, net of acquisition impact	(19,380)	9,190
Cash Flows from Investing Activities:
Capital expenditures	(5,220)	(12,940)
Acquisition of business, net of cash acquired	—	(37,160)
Net proceeds from disposition of business, property and equipment	1,436,530	20,490
Net cash provided by (used for) investing activities	1,431,310	(29,610)
Cash Flows from Financing Activities:
Proceeds from borrowings on revolving credit facilities	233,000	98,200
Repayments of borrowings on revolving credit facilities	(305,730)	(62,930)
Debt financing fees	—	(1,260)
Payments to purchase common stock	(54,530)	(460)
Shares surrendered upon exercise and vesting of equity awards to cover taxes	(3,460)	(1,760)
Dividends paid	(1,490)	(1,610)
Other financing activities	(130)	(120)
Net cash provided by (used for) financing activities	(132,340)	30,060
Cash and Cash Equivalents:
Increase for the period	1,279,590	9,640
At beginning of period	30,020	23,070
At end of period	$1,309,610	$32,710
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,500	$760
Cash paid for taxes	$230	$2,990
Non-cash property additions	$3,280	$—

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
Continuing Operations
(Unaudited - dollars in thousands)

	Three months ended March 31,
	2026	2025
Packaging
Net sales	$139,170	$127,570
Operating profit	$14,550	$17,240
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	3,120	580
Adjusted operating profit	$17,670	$17,820

Specialty Products
Net sales	$29,110	$24,890
Operating profit (loss)	$2,860	$(1,150)
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	—	1,240
Adjusted operating profit	$2,860	$90

Corporate Expenses
Operating loss	$(10,520)	$(8,940)
Special Items to consider in evaluating operating loss:
M&A diligence and transaction costs	—	300
System implementation costs	1,220	920
Business restructuring and severance costs	1,470	4,720
Gain on sale of Arrow Engine	—	(5,300)
Adjusted operating loss	$(7,830)	$(8,300)

TriMas Continuing Operations
Net sales	$168,280	$152,460
Operating profit	$6,890	$7,150
Total Special Items to consider in evaluating operating profit	5,810	2,460
Adjusted operating profit	$12,700	$9,610

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
Continuing Operations
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended March 31,
	2026	2025
Income (loss) from continuing operations, as reported	$(51,760)	$1,940
Special Items to consider in evaluating quality of income from continuing operations:
Business restructuring and severance costs	4,590	6,540
M&A diligence and transaction costs	—	300
System implementation costs	1,220	920
Write-off of deferred financing fees	—	100
Non-cash deferred tax impact related to Aerospace divestiture	53,900	—
Gain on sale of Arrow Engine	—	(5,300)
Amortization of acquisition-related intangible assets	1,440	1,590
Non-cash compensation expense	2,630	1,050
Income tax effect of net income adjustments(1)	(3,060)	(1,200)
Adjusted income from continuing operations	$8,960	$5,940

	Three months ended March 31,
	2026	2025
Diluted earnings (loss) per share from continuing operations, as reported	$(1.38)	$0.05
Dilutive impact (2)	0.02	—
Special Items to consider in evaluating quality of EPS from continuing operations:
Business restructuring and severance costs	0.12	0.16
M&A diligence and transaction costs	—	0.01
System implementation costs	0.03	0.02
Non-cash deferred tax impact related to Aerospace divestiture	1.42	—
Gain on sale of Arrow Engine	—	(0.13)
Amortization of acquisition-related intangible assets	0.04	0.04
Non-cash compensation expense	0.07	0.03
Income tax effect of net income adjustments(1)	(0.08)	(0.03)
Adjusted diluted EPS from continuing operations	$0.24	$0.15
Weighted-average shares outstanding	37,939,783	40,969,299
(1) Income tax effect of net income adjustments is calculated on an item-by-item basis, utilizing the statutory income tax rate in the jurisdiction where the adjustments occurred. For the three month periods ended March 31, 2026 and 2025, the income tax effect on the cumulative net income adjustments varied from the tax rate inherent in the Company's reported GAAP results, primarily as a result of certain discrete items that occurred during the period for GAAP reporting purposes.
(2) 513,660 shares would have been dilutive to the computation of earnings per share in an income position for the three months ended March 31, 2026.

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
Continuing Operations
(Unaudited - dollars in thousands)

	Three months ended March 31,
	2026			2025
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by (used for) operating activities	$(19,050)	$5,340	$(13,710)	$6,990	$4,390	$11,380
Less: Capital expenditures	(2,400)	—	(2,400)	(10,450)	—	(10,450)
Free Cash Flow	$(21,450)	$5,340	$(16,110)	$(3,460)	$4,390	$930

	March 31, 2026	December 31, 2025	March 31, 2025
Long-term debt, net	$396,620	$469,170	$434,190
Less: Cash and cash equivalents	1,309,610	30,020	32,710
Net Debt	$(912,990)	$439,150	$401,480

	YOY Sales Growth %
	Organic	Acquisitions	Divestitures	Foreign Exchange	Total
Q1 2026 vs. Q1 2025
Consolidated TriMas Corporation	7.3%	—%	(0.9)%	4.0%	10.4%
Packaging	4.4%	—%	—%	4.7%	9.1%
Specialty Products	22.6%	—%	(5.6)%	—%	17.0%

Appendix I

TriMas Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Forecasted Diluted Earnings Per Share Guidance
Continuing Operations
(Unaudited - dollars per share)

	Twelve months ended
	December 31, 2026
	Low	High
Diluted earnings (loss) per share (GAAP)	$(0.34)	$(0.14)
Pre-tax amortization of acquisition-related intangible assets(1)	0.15	0.15
Income tax benefit on amortization of acquisition-related intangible assets	(0.04)	(0.04)
Pre-tax non-cash compensation expense	0.27	0.27
Income tax benefit on non-cash compensation expense	(0.07)	(0.07)
Impact of Special Items(2)	1.53	1.53
Adjusted diluted earnings per share	$1.50	$1.70
(1) These amounts relate to acquisitions completed as of April 30, 2026. The Company is unable to provide forward-looking estimates of future acquisitions, if any, that have not yet been consummated.
(2) The Company is unable to provide forward-looking estimates of Special Items without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.